Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	August 25, 2022

BUTLER NATIONAL CASINO ANNOUNCES MOBILE SPORTS BETTING AGREEMENT WITH GOLDEN NUGGET ONLINE GAMING

- Golden Nugget Online Gaming completes the online sports betting platform lineup for Boot Hill Casino & Resort -

OLATHE, KANSAS, August 25, 2022, - Butler National Corporation (OTCQB: BUKS), through its wholly-owned subsidiary that manages Boot Hill Casino & Resort in Dodge City, Kansas, has entered into an agreement with Golden Nugget Online Gaming, LLC (GNOG), a subsidiary of DraftKings, Inc. (NASDAQ: DKNG), that could bring GNOG's online interactive sportsbook to Kansas, subject to receipt of licenses and regulatory approvals.

Butler National is a recognized provider of professional management services in the gaming industry and a leader in special mission aircraft modifications. As the Boot Hill Casino manager for the State of Kansas, the new sports betting law allows Butler National’s subsidiary, subject to regulatory approvals, to contract with three sports wagering platform providers, in addition to offering sports wagering at a retail sportsbook in the Boot Hill Casino facility located in Dodge City.

“We are working diligently with regulators to bring sports betting to Kansans by September 1, 2022.  We’re pleased with the regulatory efforts by the State of Kansas to implement sports wagering in Kansas,” added Stewart.

Upon the launch of sports wagering in Kansas, anyone legally permitted within the geographical boundaries of Kansas will be able to place bets directly from their mobile devices or computers by accessing a participating sports book or visiting a lottery gaming facility.

“Golden Nugget Online Gaming is a recognized and established brand within the gaming industry.  We’re thrilled our customers may soon experience all the excitement that online sports betting has to offer with this popular platform," added Stewart. “In addition, we're excited for DraftKings, as the parent company of Golden Nugget Online Gaming, to be able to bring Kansans a seamless, safe and premium sports betting experience through its Golden Nugget Online Gaming branded sportsbook, subject to receipt of requisite regulatory approvals.”

GNOG's mobile sportsbook would offer eligible Kansans a robust, interactive suite of sports betting solutions and Kansas City fans will recognize the "Golden Nugget Online Gaming" brand as a trusted and legacy provider of gaming entertainment.

“We are looking forward to driving new tourism and revenue for the State of Kansas into Dodge City,” said Stewart.  “Sports betting at Boot Hill Casino will give guests another exciting reason to visit Dodge City.”

About Butler National Corporation:

Butler National Corporation has been a recognized provider of professional management services in the gaming industry for more than 25 years. Following the enactment of the Kansas Expanded Lottery Act (KELA), Butler National competed for a contract to manage a Lottery Gaming Facility for the State of Kansas. In 2008, Butler National Service Corporation (a Butler National Corporation subsidiary) proposed and was awarded a contract to manage the Boot Hill Casino & Resort in Dodge City. When Boot Hill Casino opened in 2009, it was the first state-owned and operated casino in Kansas. In addition to its gaming division, Butler National manufactures, sells and services support systems for private, commercial and military aircraft.

About Boot Hill Casino & Resort:

Boot Hill Casino & Resort, managed by BHCMC, LLC and Butler National Service Corporation, wholly-owned subsidiaries of Butler National Corporation (OTCQB: BUKS), features over 500 electronic gaming machines, 14 table games, and a 150-seat casual dining restaurant known as Firesides at Boot Hill.

The $90 million Boot Hill Casino project opened in December 2009. The lottery facility games at Boot Hill Casino & Resort are owned and operated by the Kansas Lottery. The Kansas Racing and Gaming Commission provides regulatory oversight for the casino. For more information about Boot Hill Casino & Resort, please visit us at www.boothillcasino.com, or call us at 1.877.906.0777.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:

Melinda Tiemeyer mtiemeyer@parriscommunications.com	Ph (816) 721-1000

David Drewitz david@creativeoptionscommunications.com www.creativeoptionscommunications.com	Ph (972) 814-5723

THE WORLDWIDE WEB:
Please review www.butlernational.com for information about Butler National Corporation and its subsidiaries.